Exhibit 5.1
Law Offices
JOEL BERNSTEIN, ESQ.
2509 NW 63rd Street
Suite 300
Boca Raton, FL 33496
April 11, 2022

Stabilis Solutions, Inc.
11750 Katy Freeway, Suite 900
Houston, TX 77079

Ladies and Gentlemen:

We have acted as a counsel to Stabilis Solutions, Inc., a Florida corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof (the “Registration Statement”). The Registration Statement relates to the Company’s issuance and sale, from time to time pursuant to Rule 415 under the Securities Act, of the following securities (the “Securities”):

1.	Shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”);

2.	Shares of one or more series of the Company’s preferred stock, par value $0.001 per share, (the “Preferred Stock”); and

3.	Warrants of the Company to purchase other Securities (the “Warrants”).

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

Each series of Preferred Stock is to be issued under an amendment to the Company’s Articles of Incorporation setting forth the number of shares, designation, terms, including the preferences, limitations, and relative rights of that series (the “Articles of Designation”) to be filed with the Secretary of State of the State of Florida.

The Warrants are to be issued pursuant to one or more warrant agreements between the Company and a warrant agent (the “Warrant Agreement”).

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the Articles of Incorporation and bylaws of the Company, each as amended and/or restated to date (the “Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) resolutions of the Board of Directors of the Company (the “Board”) with respect to the Registration Statement and the offering and sale of the Securities; (iv) the specimen Common Stock certificate of the Company; (v) certain corporate records of the Company, certificates of public officials, and of representatives of the Company; and (vi) certain statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed is true and correct, (ii) all signatures on all documents examined are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted as originals are authentic and all documents submitted as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities that are offered, (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement or term sheet, (vii) the Securities, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board or an authorized committee thereof (the “Company Authorizing Resolutions”), (viii) the terms of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the applicable Charter Documents, Articles of Designation, Warrant Agreement and the Applicable Indenture, as the case may be, (ix) each of the Securities will have been duly executed and countersigned, (x) the Board will have determined that the consideration to be received for any Common Stock to be issued is adequate, (xi) the Company will have received the consideration provided for in the Company Authorizing Resolutions and any applicable purchase, underwriting or similar agreement and as contemplated by any applicable Prospectus Supplement, (xii) the Articles of Designation and Warrant Agreement will be duly authorized, executed and delivered by the parties thereto, (xiii) each person signing the Articles of Designation and Warrant Agreement, as applicable, will have the legal capacity and authority to do so, (xiv) with respect to the Common Stock and Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, (xiv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (xv) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly and validly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

We have also assumed that (i) the Company will continue to be validly existing and in good standing under the laws of Florida, and will have all requisite power and authority to enable it to execute, deliver and perform its obligations under the Securities and the related documents, (ii) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject, and (iii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Charter Documents, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We are, in this opinion, opining only on the Florida Business Corporation Act of the State of Florida (the “FBCA”). We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Florida, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon and subject to the foregoing, we are of the opinion that:

1.           When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and number of shares (a) available under the articles of incorporation, and (b) authorized by the Board in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the FBCA.

2.           When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Charter Documents and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Charter Documents, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the FBCA.

3.            When the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                            Yours very truly,

                             s/Joel Bernstein, Esq.Joel Bernstein